Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Katie Joyce +1 781 249 8927

Alkermes plc Reports Second Quarter 2026 Financial Results

— Second Quarter Revenues of $496.0 Million —

— GAAP Net Income of $0.5 Million and Adjusted EBITDA of $139.2 Million —

— Blair Jackson to Assume Chief Executive Officer Role on August 1, 2026; Richard Pops to Continue as Chairman of the Board of Directors —

DUBLIN, July 28, 2026 — Alkermes plc (Nasdaq: ALKS) today reported financial results for the second quarter of 2026.

“The second quarter was marked by strong commercial performance and meaningful progress across our pipeline as we continued to execute on our strategic priorities. Our commercial portfolio consists of differentiated products that are positioned to generate substantial revenue and cash flow for years to come. At the same time, our orexin 2 receptor agonist portfolio represents a potentially transformational growth opportunity for Alkermes and positions us at the forefront of one of the most exciting new therapeutic categories in neuroscience,” said Richard Pops, Chairman and Chief Executive Officer of Alkermes. “As I prepare to transition the Chief Executive Officer role, I do so with tremendous pride in what this organization has achieved and great optimism for its future. Blair and the leadership team are well positioned to build on this momentum and lead Alkermes through its next phase of growth, innovation and value creation, and I look forward to supporting them in my continuing role as Chairman.”

“As we move into the second half of the year, we have clear priorities and a sharp focus on execution. With our first ADHD data for ALKS 7290 expected in the coming months and topline results from our alixorexton phase 2 idiopathic hypersomnia study expected toward year-end, we are generating significant new datasets that may open new opportunities for our orexin 2 receptor portfolio,” said Blair Jackson, Chief Operating Officer of Alkermes. “With a talented team, a strong financial foundation and exciting opportunities ahead in sleep medicine and across our neuroscience portfolio, I am honored to step into the CEO role and continue building on the strong foundation for growth that Richard and the entire organization have established.”

Key Financial Highlights

Revenues

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Total Revenues	$496.0	$390.7	$888.9	$697.2
Total Proprietary Net Sales	$411.7	$307.2	$749.8	$551.7
VIVITROL®	$124.5	$121.7	$236.9	$222.7
ARISTADA®[i]	$96.7	$101.3	$190.5	$174.8
LYBALVI®	$94.0	$84.3	$186.3	$154.3
LUMRYZ®	$96.6	$—	$136.1	$—

Profitability

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
GAAP Net (Loss) Income	$0.5	$87.1	$(66.0)	$109.6
EBITDA	$49.0	$101.6	$18.8	$124.3
Adjusted EBITDA	$139.2	$126.5	$219.5	$172.1

Revenue Highlights

Proprietary Product Revenues

•
LYBALVI revenues for the quarter were $94.0 million. Revenues and total prescriptions grew 12% and 18%, respectively, compared to the second quarter of 2025.
•
ARISTADAi revenues for the quarter were $96.7 million. During the quarter, the company recorded ARISTADA revenue of approximately $4 million related to gross-to-net favorability, primarily driven by favorable patient mix.
•
VIVITROL revenues for the quarter were $124.5 million. During the quarter, the company recorded VIVITROL revenue of approximately $4 million related to gross-to-net favorability, primarily driven by favorable patient mix.
•
LUMRYZ revenues for the quarter were $96.6 million, which included approximately $7 million of inventory benefit due to timing of shipments.

Manufacturing & Royalty Revenues

•
VUMERITY® manufacturing and royalty revenues for the quarter were $30.6 million.
•
Royalty revenue from XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI® for the quarter were $27.5 million.
•
Manufacturing revenue from RISPERDAL CONSTA® for the quarter was $20.9 million.

Key Operating Expenses

	Three Months Ended June 30,
(In millions)	2026 GAAP	2026 Transaction Adjustments	2026 Non-GAAP Adjusted	2025 GAAP
Cost of Goods Sold	$98.1	$31.0	$67.1	$49.5
R&D Expense	$112.9	$0.1	$112.8	$77.4
SG&A Expense	$217.6	$1.3	$216.3	$170.8

	Six Months Ended June 30,
(In millions)	2026 GAAP	2026 Transaction Adjustments(1)	2026 Non-GAAP Adjusted	2025 GAAP
Cost of Goods Sold	$159.7	$43.8	$115.9	$98.7
R&D Expense	$216.3	$8.2	$208.1	$149.2
SG&A Expense	$482.2	$56.6	$425.6	$342.6

(1)
Includes $20.2 million of share-based compensation expense related to the acceleration of vesting of equity awards for former Avadel Pharmaceuticals plc (Avadel) employees which vested in full upon the closing of the transaction.
•
During the quarter, the company recorded a change in the fair value of contingent consideration of $26.4 million, related to the CVR milestone associated with the acquisition of Avadel, which was deemed more likely to be achieved following the recently announced positive topline results of the phase 3 study of LUMRYZ in idiopathic hypersomnia.

Balance Sheet

•
At June 30, 2026, the company recorded cash, cash equivalents and total investments of $691.6 million, compared to $538.2 million at March 31, 2026.

Financial Expectations for 2026

All line items are according to GAAP, except as otherwise noted.

(In millions)	Previous 2026 Expectations (provided May 5, 2026)	Updated 2026 Expectations (provided July 28, 2026)
Total Revenues	$1,730 – $1,840	$1,730 – $1,840
VIVITROL Net Sales	$460 – $480	$460 – $480
LYBALVI Net Sales	$380 – $400	$380 – $400
ARISTADA[i] Net Sales	$365 – $385	$365 – $385
LUMRYZ Net Sales [a]	$315 – $335	$315 – $335
Cost of Goods Sold [b]	$320 – $340	$320 – $340
R&D Expenses	$445 – $485	$445 – $485
SG&A Expenses	$890 – $930	$890 – $930
Amortization of Intangible Assets [c]	$75 – $85	$75 – $85
Change in the Fair Value of Contingent Consideration [d]	—	~$25
Net Interest Expense	$75 – $85	$75 – $85
Net Tax Benefit	~$0	~$0
GAAP Net Loss [e]	($70) – ($90)	($95) – ($115)
EBITDA [f]	$105 – $135	$75 – $95
Adjusted EBITDA [f]	$370 – $410	$370 – $410

a	The acquisition of Avadel closed on Feb. 12, 2026. LUMRYZ Net Sales expectations represents the period of Feb. 12, 2026 – Dec. 31, 2026.
b

In connection with the acquisition of Avadel, the company will record approximately $125 million of LUMRYZ inventory fair value step-up; the company expects that approximately $105 million of this amount will be expensed in 2026 as this inventory is sold.

c

In connection with the acquisition of Avadel, the company expects to record approximately $1.8 billion of intellectual property related to LUMRYZ, which will be amortized over an expected life of 14 years.

d

In connection with the positive topline results of the LUMRYZ phase 3 study in idiopathic hypersomnia, the company recorded an increase of $26.4 million in the fair value of contingent consideration related to the Avadel acquisition contingent value right (CVR) milestone.

e	Expected 2026 weighted average basic share count of approximately 169.1 million shares outstanding and a weighted average diluted share count of approximately 172.8 million shares outstanding.
f	Non-GAAP measure.

Conference Call

Alkermes will host a conference call and webcast presentation with accompanying slides at 8:00 a.m. ET (1:00 p.m. BST) on Tuesday, July 28, 2026, to discuss these financial results and expectations and provide an update on the company. The webcast may be accessed on the Investors section of Alkermes’ website at www.alkermes.com. The conference call may be accessed by dialing +1 877 407 2988 for U.S. callers and +1 201 389 0923 for international callers. In addition, a replay of the conference call may be accessed by visiting Alkermes’ website.

About Alkermes plc

Alkermes plc, a mid-cap growth and value equity, is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia, bipolar I disorder and narcolepsy. Alkermes’ pipeline includes late-stage clinical candidates in development for narcolepsy and idiopathic hypersomnia, and orexin 2 receptor agonists in early clinical development for other neurological disorders, including attention-deficit hyperactivity disorder (ADHD) and fatigue associated with multiple sclerosis and Parkinson’s disease. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including EBITDA and Adjusted EBITDA. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

EBITDA represents earnings before interest, tax, depreciation and amortization. Adjusted EBITDA excludes share-based compensation expense and non-recurring gains or losses in addition to the components of EBITDA from earnings.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP financial measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, EBITDA and Adjusted EBITDA should not be considered measures of the company’s liquidity.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects, including expectations related to revenue, growth, profitability and value creation; and expectations regarding development timelines for, and the potential therapeutic and commercial value of, alixorexton and the company’s other development candidates. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: the company may not be able to achieve its financial expectations, including those related to revenue, growth, profitability and value creation; clinical development activities may not be completed on time or at all; the results of the company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the unfavorable outcome of arbitration, litigation, or other proceedings or disputes related to the company’s products or products using the company’s proprietary technologies; the company’s products or product candidates could be shown to be ineffective or unsafe; the U.S. Food and Drug Administration or regulatory authorities outside the U.S. may not agree with the company’s regulatory approval strategies or components of its development programs and may make adverse decisions regarding the company’s products; the company and its licensees may not be able to continue to successfully commercialize their products or support revenue growth from such products; potential changes in the competitive landscape impacting our products, including earlier than anticipated entry of competition from generic forms of our products or competitive products and negotiated maximum fair pricing of competitive products; potential changes in the cost, scope and duration of the company’s development programs; the businesses of Alkermes and Avadel may not be effectively integrated and the expected benefits and value of the acquisition may not be achieved; there may be unknown or inestimable liabilities and potential litigation associated with the acquisition; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2025 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission

(SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; ARISTADA®, ARISTADA INITIO® and LYBALVI® are registered trademarks of Alkermes Pharma Ireland Limited, used by Alkermes, Inc. under license; LUMRYZ® is a registered trademark of Flamel Ireland Limited, an affiliate of Alkermes plc; BYANNLI®, INVEGA HAFYERA®, INVEGA TRINZA®, TREVICTA®, XEPLION® and RISPERDAL CONSTA®, are registered trademarks of Johnson & Johnson or its affiliated companies; and VUMERITY® is a registered trademark of Biogen MA Inc., used by Alkermes under license.

(tables follow)

[i]	The term “ARISTADA” as used in this press release refers to ARISTADA and ARISTADA INITIO®, unless the context indicates otherwise.

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Three Months Ended	Three Months Ended
(In thousands, except per share data)	June 30, 2026	June 30, 2025
Revenues:
Product sales, net	$411,724	$307,235
Manufacturing and royalty revenues	84,285	83,422
Total Revenues	496,009	390,657
Expenses:
Cost of goods manufactured and sold	98,112	49,460
Research and development	112,920	77,370
Selling, general and administrative	217,625	170,849
Amortization of acquired intangible assets	22,585	—
Change in the fair value of contingent consideration	26,414	—
Total Expenses	477,656	297,679
Operating Income	18,353	92,978
Other (Expense) Income, net:
Interest income	5,344	11,090
Interest expense	(25,925)	—
Other income, net	352	771
Total Other (Expense) Income, net	(20,229)	11,861
(Loss) Income Before Income Taxes	(1,876)	104,839
Income Tax (Benefit) Provision	(2,377)	17,741
Net Income — GAAP	$501	$87,098

Earnings Per Share - Basic	$0.00	$0.53
Earnings Per Share - Diluted	$0.00	$0.52

Weighted Average Number of Ordinary Shares Outstanding:
Basic	167,026	164,959
Diluted	173,478	168,357

An itemized reconciliation between net income on a GAAP basis and Adjusted EBITDA is as follows:
Net Income — GAAP	$501	$87,098
Adjustments:
Interest income	(5,344)	(11,090)
Interest expense	25,925	—
Income tax provision	(2,377)	17,741
Depreciation expense	7,693	7,818
Amortization of acquired intangible assets	22,585	—
EBITDA	48,983	101,567
Share-based compensation	31,296	24,966
Costs related to the acquisition of Avadel	32,525	—
Change in the fair value of contingent consideration	26,414	—
Adjusted EBITDA	$139,218	$126,533

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Six Months Ended	Six Months Ended
(In thousands, except per share data)	June 30, 2026	June 30, 2025
Revenues:
Product sales, net	$749,838	$551,728
Manufacturing and royalty revenues	139,082	145,439
Total Revenues	888,920	697,167
Expenses:
Cost of goods manufactured and sold	159,690	98,657
Research and development	216,265	149,187
Selling, general and administrative	482,218	342,553
Amortization of acquired intangible assets	34,260	—
Change in the fair value of contingent consideration	26,414	—
Total Expenses	918,847	590,397
Operating (Loss) Income	(29,927)	106,770
Other (Expense) Income, net:
Interest income	13,883	21,231
Interest expense	(46,817)	—
Other (expense) income, net	(941)	2,327
Total Other (Expense) Income, net	(33,875)	23,558
(Loss) Income Before Income Taxes	(63,802)	130,328
Income Tax Provision	2,177	20,766
Net (Loss) Income — GAAP	(65,979)	109,562

(Loss) Earnings Per Share - Basic	$(0.40)	$0.67
(Loss) Earnings Per Share - Diluted	$(0.40)	$0.65

Weighted Average Number of Ordinary Shares Outstanding:
Basic	166,613	164,188
Diluted	166,613	168,470

An itemized reconciliation between net (loss) income on a GAAP basis and Adjusted EBITDA is as follows:
Net (Loss) Income — GAAP	$(65,979)	$109,562
Adjustments:
Interest income	(13,883)	(21,231)
Interest expense	46,817	—
Income tax provision	2,177	20,766
Depreciation expense	15,446	15,239
Amortization of acquired intangible assets	34,260	—
EBITDA	18,838	124,336
Share-based compensation	85,877	47,776
Costs related to the acquisition of Avadel	88,350	—
Change in the fair value of contingent consideration	26,414	—
Adjusted EBITDA	$219,479	$172,112

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	June 30,	December 31,
(In thousands)	2026	2025
Cash, cash equivalents and total investments	$691,631	$588,360
Restricted cash	—	731,206
Receivables	456,477	334,025
Inventory	298,957	196,625
Prepaid expenses and other current assets	110,895	79,090
Property, plant and equipment, net	218,284	221,722
Intangible assets, net	1,761,456	815
Goodwill	594,273	83,027
Deferred tax assets	123,041	125,815
Other assets	138,111	126,308
Total Assets	$4,393,125	$2,486,993
Accrued sales discounts, allowances and reserves	$295,645	$247,126
Long-term debt, current portion	26,500	—
Other current liabilities	339,946	296,311
Long-term debt	1,476,611	—
Other long-term liabilities	445,873	124,261
Total shareholders' equity	1,808,550	1,819,295
Total Liabilities and Shareholders' Equity	$4,393,125	$2,486,993

Ordinary shares outstanding (in thousands)	167,541	165,607

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which the company intends to file in July 2026.

Alkermes plc and Subsidiaries
Summary of Costs Related to the Acquisition of Avadel

	Three Months Ended June 30, 2026
(In thousands)	GAAP Results	Costs Related to the Acquisition of Avadel	Net of Costs Related to the Acquisition of Avadel	Three Months Ended June 30, 2025
Cost of goods manufactured and sold	$98,112	$31,037	$67,075	$49,460
Research and development	$112,920	$153	$112,767	$77,370
Selling, general and administrative	$217,625	$1,335	$216,290	$170,849

	Six Months Ended June 30, 2026
(In thousands)	GAAP Results	Costs Related to the Acquisition of Avadel (1)	Net of Costs Related to the Acquisition of Avadel	Six Months Ended June 30, 2025
Cost of goods manufactured and sold	$159,690	$43,763	$115,927	$98,657
Research and development	$216,265	$8,203	$208,062	$149,187
Selling, general and administrative	$482,218	$56,573	$425,645	$342,553

(1) Includes $20,188 of share-based compensation expense related to the acceleration of vesting of equity awards for Avadel employees which vested in full upon the closing of the transaction.

Alkermes plc and Subsidiaries
2026 Guidance — GAAP to EBITDA and Adjusted EBITDA

An itemized reconciliation between projected net loss on a GAAP basis, EBITDA and Adjusted EBITDA is as follows:

(In millions)	Amount
Projected Net Loss — GAAP	$(105.0)
Adjustments:
Net interest expense	80.0
Depreciation and amortization expense	110.0
Income tax benefit	—
Projected EBITDA	$85.0
Share-based compensation expense	125.0
Costs related to the acquisition of Avadel	155.0
Change in the fair value of contingent consideration	25.0
Projected Adjusted EBITDA	$390.0

Projected Net Loss on a GAAP basis and Projected EBITDA and Projected Adjusted EBITDA reflect mid-points within ranges of estimated guidance.